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                                                                   EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus of Developers Diversified Realty Corporation ("DDR") dated July 1, 2004 of our report dated March 18, 2003, except for Note 24, as to which the date is January 20, 2004, with respect to the consolidated financial statements of JDN Realty Corporation included in the Current Report on Form 8-K of DDR, as filed with the Securities and Exchange Commission on January 20, 2004.

                                                  /s/ Ernst & Young LLP

Atlanta, Georgia
June 29, 2004